Exhibit 1.1

BioDelivery Sciences International, Inc.

Placement Agency Agreement

May 17, 2018

William Blair & Company, L.L.C.,

150 North Riverside Plaza

Chicago, Illinois 60606

Ladies and Gentlemen:

BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of up to 5,000 shares of Series B Non-Voting Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) to certain investors (each an “Investor”), in an offering under its registration statement on Form S-3 (Registration No. 333-205483). The aggregate of up to 5,000 shares of Preferred Stock to be sold by the Company and the shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) issuable upon conversion of the Preferred Stock (the “Conversion Shares”) are herein collectively called the “Shares.” The Company desires to engage William Blair & Company, L.L.C. (“William Blair”) in connection with such issuance and sale of the Preferred Stock.

1.    On the date hereof, the Company entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), by and among the Company and the Investors, pursuant to which the Investors will purchase the Preferred Stock from the Company. The representations and warranties of the Company to the Investors set forth in Section 3 of Securities Purchase Agreement are expressly incorporated by reference herein, and such representations and warranties (the “Incorporated Company Representations and Warranties”) are expressly made to the Placement Agent (as defined below) with the same force and effect as if such Incorporated Company Representations and Warranties were set forth herein. In addition to the Incorporated Company Representations and Warranties, the Company represents and warrants to, and agrees with, the Placement Agent that:

(A)    A registration statement on Form S-3 (File No. 333-205483) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Placement Agent, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Act, which became effective upon filing, and any preliminary prospectus supplement to the base prospectus included in the Initial Registration Statement and filed with the Commission pursuant to Rule 424(b) under the Act, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

Any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Act, including the base prospectus included in the Initial Registration Statement as supplemented by any preliminary prospectus supplement thereto, is hereinafter called a “Preliminary Prospectus.”

The various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus, including any prospectus supplement thereto, filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, and deemed by virtue of Rule 430B or Rule 430C under the Act to be part of the Initial Registration Statement at the time it was declared effective and (ii) the documents incorporated by reference in the Preliminary Prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement.”

The Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(D) hereof) is hereinafter called the “Pricing Prospectus.”

The Pricing Prospectus, including the base prospectus in the Registration Statement and any prospectus supplement thereto, including, without limitation, the final prospectus supplement thereto (the “Prospectus Supplement”), in the form filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus.”

Any reference herein to any Preliminary Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 405 under the Act prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the shares of Preferred Stock is hereinafter called an “Issuer Free Writing Prospectus”);

The Pricing Prospectus, together with the information included in Schedule I(a) hereto and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed pursuant to Rule 433 under the Act, is hereinafter called the “Pricing Disclosure Package”;

(B)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. Each Preliminary Prospectus, at the time of filing thereof, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agent expressly for use therein (the “Placement Agent Information”);

(C)    Each document incorporated by reference in the Pricing Disclosure Package and the Prospectus, when it became effective or was filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further document so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such document becomes effective or is filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Placement Agent Information;

(D)    For the purposes of this Placement Agency Agreement (this “Agreement”), the “Applicable Time” is [ 🌑 ] a.m. (Eastern time) on the date of this Agreement. The Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule I(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Disclosure Package in reliance upon and in conformity with the Placement Agent Information;

(E)    The Registration Statement, (a) at the time it initially became effective, (b) at the time of each amendment thereto for purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (c) at the time of the first contract of sale for the shares of Preferred Stock and (d) as of the Closing Date (as defined in Section 4 below), conformed and will conform, and the Prospectus (a) on its date, (b) at the time of filing the Prospectus pursuant to Rule 424(b) and (c) as of the Closing Date, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Placement Agent Information;

(F)    Except as set forth, incorporated by reference or described in the Registration Statement, Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) none of the Company or any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court or arbitrator or governmental or regulatory authority; (ii)

there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, (iii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(G)    The statements set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 under the captions “Description of Business—Overview of “Specialty Pharmaceuticals” and the 505(b)(2) Regulatory Pathway” and “Description of Business—Government Regulation,” insofar as they purport to describe the provisions of laws, regulations, and documents referred to therein, are accurate, complete and fair in all material respects;

(H)    Except as described in the Prospectus Supplement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(I)    Except as set forth, incorporated by reference or described in the Registration Statement, Pricing Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be disclosed in the Pricing Prospectus and the Prospectus pursuant to Section 404 of Regulation S-K.

2.    (a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, William Blair shall be the Company’s sole lead placement (in such capacity, the “Placement Agent,” “you” or similar terminology), on a reasonable best efforts basis, in connection with the issuance and sale by the Company of the shares of Preferred Stock to the Investors in a proposed offering under the Registration Statement, with the terms of the offering to be subject to market conditions and negotiations between the Company, the Placement Agent and the prospective Investors (such offering shall be referred to herein as the “Offering”). The Company may also, in its sole discretion, retain (and compensate with the proceeds of the offering) FINRA member financial advisors in connection with the proposed offering. As compensation for services rendered, and provided that any of the shares of Preferred Stock are sold to Investors in the Offering, on the Closing Date (as defined below), the Company shall pay to the Placement Agent an amount in the aggregate equal to the placement fee set forth in Schedule II hereto (the “Placement Fee”). The sale of the shares of Preferred Stock shall be made pursuant to the Securities Purchase Agreement in the form included as Exhibit A hereto, on the terms described therein. The Company shall have the sole right to accept offers to purchase the shares of Preferred Stock and may reject any such offer in whole or in part.

(b)     This Agreement shall not give rise to any commitment by the Placement Agent to purchase any of the shares of Preferred Stock, and the Placement Agent shall have no authority to bind the Company to accept offers to purchase the shares of Preferred Stock. The Placement Agent shall act on a reasonable best efforts basis and does not guarantee that it will be able to raise new capital in the Offering. The Placement Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with the Offering, the fees of which shall be paid out of the Placement Fee. Prior to the earlier of (i) the date on which this Agreement is terminated and

(ii) the Closing Date, the Company shall coordinate its efforts with respect the offering of the shares of Preferred Stock with the Placement Agent, although the Company shall be free to communicate with potential Investors without the knowledge or presence of the Placement Agent.

3.    [Intentionally Omitted.]

4.    (a) Payment of the purchase price for, and delivery of, the shares of Preferred Stock shall be made at a closing (the “Closing”) to occur on or before May 21, 2018 or on such other date as may be agreed upon in writing by the Placement Agent and the Company (the “Closing Date”), and of which each Investor will be notified in advance by the Placement Agent, in accordance with Rule 15c6-1 promulgated under the Exchange Act. At the Closing, the shares of Preferred Stock to be purchased by each Investor hereunder, in certificated form, and in such authorized denominations and registered in such names as the Investor may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Investor through physical delivery of the shares of Preferred Stock, in each case against payment by or on behalf of each Investor of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Investor at least forty-eight hours in advance, which account may be an escrow account. If the Company shall default in its obligations to deliver the shares of Preferred Stock to an Investor whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim or damage incurred by the Placement Agent arising from or as a result of such default by the Company.

(b)    The documents to be delivered at the Closing by or on behalf of the parties hereto pursuant to Section 8 hereof, including any additional documents requested by the Placement Agent pursuant to Section 8(k) hereof, will be delivered at the offices of Latham & Watkins LLP, 330 North Wabash Avenue, Suite 2800, Chicago, IL 60611 or remotely by facsimile or e-mail/.pdf transmission, as agreed to by the Company and the Placement Agent, and the shares of Preferred Stock will be delivered to the Investor, all as of the Closing. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.    The Company agrees with the Placement Agent:

(a)    To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date which shall be reasonably disapproved by the Placement Agent promptly after reasonable notice thereof (other than an amendment or supplement which the Company believes, based on advice of legal counsel, it is required by law to file or use); to file in a timely manner all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the shares of Preferred Stock; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof if requested by you; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the shares of Preferred Stock, of the suspension of the qualification of the shares of Preferred Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b)    Promptly from time to time to take such action as you may reasonably request to qualify the shares of Preferred Stock for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the shares of Preferred Stock, provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any jurisdiction if it is not otherwise so subject;

(c)    Prior to 10:00 a.m., New York City time, on the second New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Placement Agent with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the shares of Preferred Stock and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Placement Agent and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request under the circumstances of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Placement Agent are required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the shares of Preferred Stock at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Placement Agent, to prepare and deliver to the Placement Agent as many written and electronic copies as you may reasonably request under the circumstances of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)    To make generally available to its security holders (which may be satisfied by filing with the Commission’s Electronic, Gathering, Analysis and Retrieval System (“EDGAR”)) as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)    Upon obtaining the approval of its stockholders at its 2018 Annual Meeting, the Company shall reserve and keep available at all times a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock issuable upon conversion of the Preferred Stock;

(f)    To use the net proceeds received by it from the sale of the shares of Preferred Stock pursuant to this Agreement in the manner specified in the Prospectus Supplement under the caption “Use of Proceeds”; and

(g)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

6.    The Company agrees with the Placement Agent that:

(a)    Without the prior consent of the Placement Agent, it has not made and will not make any offer relating to the shares of Preferred Stock that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Placement Agent represents and agrees that, without the prior consent of the Company and the Placement Agent, it has not made and will not make any offer relating to the shares of Preferred Stock that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Placement Agent is listed on Schedule I(b) hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c)    If at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Placement Agent and, if requested by the Placement Agent, will prepare and furnish without charge to the Placement Agent an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Placement Agent Information.

7.    The Company covenants and agrees with the Placement Agent that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and, except as otherwise agreed with the Placement Agent, accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Pricing Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Placement Agent and dealers; (ii) the cost of printing or producing any of this Agreement, Closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the shares of Preferred Stock; (iii) all expenses in connection with the qualification of the shares of Preferred Stock for offering and sale under state securities laws as provided in Section 5(b) hereof; (iv) all fees and expenses in connection with listing of the Conversion Shares on the Nasdaq Capital Market (the “Exchange”); (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar and (vii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 7. It is understood and agreed that, except as provided in this Section 7 and Sections 9 and 12 hereof, in connection with hosting meetings with prospective purchasers of the shares of Preferred Stock and investor presentations on any “road show” undertaken in connection with the marketing of the offering of the shares of Preferred Stock, the Company and the Placement

Agent will each pay their own costs associated with travel, hotel accommodations and any other costs and expenses. It is understood, however, that the Company shall bear the cost of any other matters not directly relating to the sale and purchase of the shares of Preferred Stock pursuant to this Agreement, and that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Placement Agent will pay all of their own costs and expenses, including without limitation the fees of its counsel, stock transfer taxes on resale of any of the shares of Preferred Stock by them, and any advertising expenses connected with any offers they may make.

8.    The obligations of the Placement Agent hereunder, as to the shares of Preferred Stock to be delivered at the Closing, shall be subject, in the discretion of the Placement Agent, to the condition that all Incorporated Company Representations and Warranties and the representations and warranties and other statements of the Company herein are, at and as of the Closing, true and correct, the condition that the Company shall have performed all of its respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)    Latham & Watkins LLP, counsel for the Placement Agent, shall have furnished to you its written opinion and negative assurance letter, dated as of the Closing Date, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Ellenoff Grossman & Schole LLP, corporate and securities counsel for the Company, shall have furnished (i) to you and the Investors its written opinion, addressed to you and the Investors and dated as of the Closing Date, in form and substance satisfactory to you, and (ii) to you a negative assurance letter, addressed to you and dated as of the Closing Date, in form and substance satisfactory to you;

(d)    Womble Bond Dickinson (US) LLP, intellectual property counsel for the Company, shall have furnished to you its written opinion, addressed to you and dated as of the Closing Date, in form and substance satisfactory to you;

(e)    (i) On the date hereof, at a time prior to the execution of this Agreement, (ii) on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement, if any, and (iii) on the Closing Date, Cherry Bekaert LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Preliminary Prospectus and the Prospectus;

(f)    (i) The Company and its subsidiaries, taken as a whole, shall not have sustained since the date of the latest audited financial statements incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court or arbitrator or regulatory authority, in each case otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the general affairs, business, properties, management, financial position, stockholders’ equity, results of operations or prospects (as such prospects are described in the Pricing Disclosure Package) of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the shares of Preferred Stock being delivered at the Closing on the terms and in the manner contemplated in the Prospectus;

(g)    On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the shares of Preferred Stock being delivered at the Closing on the terms and in the manner contemplated in the Prospectus;

(h)    [Intentionally Omitted];

(i)    [Intentionally Omitted];

(j)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of copies of the Prospectus on the second New York Business Day next succeeding the date of this Agreement; and

(k)    The Company shall have furnished or caused to be furnished to the Placement Agent at the Closing certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the Incorporated Company Representations and Warranties and the representations and warranties of the Company herein at and as of the Closing, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing, and as to such other matters as you may reasonably request.

9.    (a) The Company will indemnify and hold harmless the Placement Agent against any losses, claims, damages or liabilities, joint or several, to which the Placement Agent may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d)

under the Act or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the shares of Preferred Stock (the “Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; and will reimburse the Placement Agent for any reasonable legal or other expenses reasonably incurred by the Placement Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with the Placement Agent Information.

(b)    The Placement Agent will indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Placement Agent), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information concerning the Placement Agent furnished in writing by or on behalf of the Placement Agent to the Company expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. Notwithstanding the provisions of this Section 9(b), in no event shall any indemnity by the Placement Agent under this Section 9(b) exceed the Placement Fee.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 9 to which it has not agreed in writing. No indemnifying party shall, without the written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other from the offering of the shares of Preferred Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total Placement Fee received by the Placement Agent, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total Placement Fee exceeds the amount of any damages which the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)    The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Placement Agent within the meaning of the Act and each broker-dealer affiliate of the Placement Agent; and the obligations of the Placement Agent under this Section 9 shall be in addition to any liability which the Placement Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.    [Intentionally Omitted.]

11.    The respective indemnities, agreements, representations, warranties and other statements of the Company and the Placement Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Placement Agent or any controlling person of the Placement Agent, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the shares of Preferred Stock, provided that the Incorporated Company Representations and Warranties shall survive for the period set forth in the Securities Purchase Agreement.

12.    If any condition specified in Section 8 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time on or prior to the Closing Date. Upon such termination, the Company shall then not be under any liability to the Placement Agent except as provided in Sections 7 and 9 hereof.

13.    [Intentionally Omitted.]

14.    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Placement Agent shall be delivered or sent by mail, nationally recognized overnight courier, telex, email or facsimile transmission to you as the Placement Agent to William Blair & Company, L.L.C., 150 North Riverside Plaza, Chicago, IL 60606, Fax Number: (312) 551-4646, Attention: General Counsel; and if to the Company shall be delivered or sent by mail, nationally recognized overnight courier, or facsimile transmission to 4131 ParkLake Avenue, Suite 225, Raleigh, North Carolina 27612, Fax Number: (919) 582-9051 with a copy sent by email to the Company at ernied@bdsi.com, Attention: Chief Financial Officer and a copy sent by email to Ellenoff Grossman & Schole LLP at bigrossman@egsllp.com.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Placement Agent is required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Placement Agent to properly identify their respective clients.

15.    This Agreement shall be binding upon, and inure solely to the benefit of, the Placement Agent and the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or the Placement Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the shares of Preferred Stock shall be deemed a successor or assign by reason merely of such purchase.

16.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, DC is open for business.

17.    The Company acknowledges and agrees that (i) the Placement Agent has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Placement Agent has advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (ii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Placement Agent has, in connection with the transactions contemplated hereby, rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Placement Agent with respect to the subject matter hereof.

19.    THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20.    The Company and the Placement Agent hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Such counterparts may be delivered with electronic signature or delivered by facsimile or by e-mail delivery of a “pdf” format data file, which counterparts shall be valid as if original and which delivery shall be valid delivery thereof

22.    Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Placement Agent imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23.    If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

24.    Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the parties hereto. Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding, please sign and return to us, and upon the acceptance hereof by you, this Agreement and such acceptance hereof shall constitute a binding agreement between the Placement Agent and the Company.

[Signature Pages Follow]

Very truly yours,

BioDelivery Sciences International, Inc.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo, Pharm. D.
Title:	Vice Chairman

Accepted as of the date hereof:

William Blair & Company, L.L.C.

By:	/s/ Steve Maletzky

Name:	Steve Maletzky

Title:	Partner, ECM

SCHEDULE I

(a)    Number of shares of Preferred Stock: 5,000

         Initial price to public: $10,000.00 per share

(b)	Issuer Free Writing Prospectuses: Press Release on CRG Amendment and Board Changes, issued by the Company on May 17, 2018 and filed as a free writing prospectus.

SCHEDULE II

The Placement Fee shall be an amount in the aggregate equal to 3% of the gross proceeds received by the Company from the sale of the shares of Preferred Stock less the reimbursement of transaction-related expenses incurred by the Company up to $20,000.

Exhibit A

Form of Securities Purchase Agreement

[attached hereto]